UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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GOLDMAN SACHS TRUST

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Goldman Sachs Asset Management | 200 West Street | New York, New York 10282

July XX, 2014

Dear XXX:

We value your business in the Goldman Sachs Rising Dividend Growth Fund (“Fund”) and would like to take this opportunity to inform you of an upcoming action with regard to the Fund.

On September 9, 2014, the Goldman Sachs Trust will be holding a Special Meeting requesting shareholders to consider and vote to approve a new sub-advisory agreement for the Fund between Goldman Sachs Asset Management, L.P. (“GSAM”) and Dividend Assets Capital, LLC (“DAC”).

DAC is currently owned by a small group of individuals comprised of the senior management of DAC. As part of its succession planning initiatives, DAC’s management has decided to implement an employee stock ownership program (“ESOP”) as a means to transition its ownership over a broader base of DAC’s employees. DAC believes the move to implement the ESOP the most effective and efficient strategy to achieve its succession planning objectives.

Who will be eligible to vote?

All investors in the Goldman Sachs Rising Dividend Growth Fund as of the record date for the Special Meeting.

How will this impact your clients?

Your clients may receive various communications from Goldman Sachs and/or our proxy solicitor to solicit votes for the Proposal.

When will clients receive materials?

Your clients will begin receiving proxy materials containing more information about the proposal and Special Meeting on or about July XX.

How can your clients vote?

Clients can vote in any one of four ways:

•	By mailing the proxy card in the supplied business reply envelope after signing and dating;

•	Over the Internet by going to the website indicated on their proxy card (www.proxyvote.com);

•	By telephone, with a toll free call to the number on your proxy card (1-800-690-6903); or

•	In person at the Special Meeting.

Your client’s vote is important and we strongly encourage all investors to participate in the governance of their Fund.

We also attached a one page summary with additional information.

For further information, please contact your Goldman Sachs Regional Consultant or call 800-292-4726.

FOR FINANCIAL INTERMEDIARIES USE ONLY – NOT FOR USE AND/OR DISTRIBUTION TO THE GENERAL PUBLIC

133487.MF.OTU

Confidentiality

No part of this material may be (i) copied, photocopied or duplicated in any form, by any means, or (ii) distributed to any person that is not an employee, officer, director, or authorized agent of the recipient, without GSAM’s prior written consent.

© 2014 Goldman Sachs. All rights reserved.